Exhibit No. 32.1

Certification Pursuant to 18 U.S.C. Section 1350, as Adopted
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Transition Report of ITP Energy Corporation (the “Company”) on Form 10-KT for the transition period ended December 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Manfredi Mazziotti di Celso, President, Chief Executive and Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 28, 2011	By:	/s/ Manfredi Mazziotti di Celso
Manfredi Mazziotti di Celso
President, Chief Executive Officer and
Chief Financial Officer (Principal Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to ITP Energy Corporation and will be retained by ITP Energy Corporation and furnished to the Securities and Exchange Commission or its staff upon request.